                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     This Amended and Restated Employment Agreement (as amended and restated, this "AGREEMENT") is made and entered into as of the 1st day of September, 1998, (the "EFFECTIVE DATE") by and between Equity Marketing, Inc., a Delaware corporation ("EQUITY" or the "COMPANY"), and Joe Morrison ("EMPLOYEE").

                                R E C I T A L S

     A. Equity and Morrison Entertainment Group, Inc., a company owned and controlled by Employee and John Weems ("MEG"), are parties to that certain Stock Purchase Agreement, dated April 24, 1998 (the "STOCK PURCHASE AGREEMENT"), pursuant to which Equity agreed to purchase all of the issued and outstanding shares of common stock of Corinthian Marketing, Inc. ("CORINTHIAN"), including the shares owned by MEG.

     B. In connection with the Stock Purchase Agreement, Equity agreed to employ Employee, and Employee agreed to accept such employment, upon the terms and conditions set forth in that certain Employment Agreement, dated April 24, 1998 (the "EXISTING EMPLOYMENT AGREEMENT").

     C. The Employee and Equity desire to amend the Existing Employment Agreement in order to reflect the change of Employee's title and duties and of the terms and conditions of his employment related thereto.

     D. In consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Employee and Equity agree to amend and restate the Existing Employment Agreement in its entirety as follows:

                                 A G R E E M E N T

1)   ENGAGEMENT AND DUTIES.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, Equity hereby engages and employs Employee as an officer of Equity, with the title and designation "Executive Vice President." Notwithstanding the above, Employee's title for all purposes other than as an officer of the corporation shall be "President, Promotions and Consumer Products." Employee hereby accepts such engagement and employment.

     (b) Employee shall report to the Chief Executive Officer of Equity, or in the event that there are Co-Chief Executive Officers, one of the Co-Chief Executive Officers of Equity. Employee's duties and responsibilities shall be to manage and supervise, with income statement responsibility for, the Company's worldwide Promotions and Consumer Products business except the Burger King promotion business. In addition, Employee's duties shall include those duties and services for the Equity Group as the Board or a Responsible Officer (each as defined below) shall, in his or their sole and absolute discretion, from time to time reasonably direct which are not inconsistent with Employee's position as Executive Vice President.

     (c) Employee agrees to devote all of his business time, energy and efforts to the business of the Equity Group and will use his best efforts and abilities faithfully and diligently to promote the Equity Group's business interests. Notwithstanding the foregoing, Employee may devote some amount of his business time to the business of MEG provided that: (i) such efforts do not unreasonably interfere with Employee's ability to perform his duties under this Agreement and Employee gives priority to the business requirements of Equity; (ii) MEG engages only in activities permitted by this Agreement;
(iii) the amount of business time Employee devotes to these efforts in any calendar month does not exceed 10% of Employee's business time; (iv) to the extent practicable, Employee undertakes such efforts outside the normal business hours; and (v) Employee agrees to promptly reimburse the Equity Group for any expenses associated with providing services to MEG.

     (d) Employee's services shall be performed in the greater Los Angeles, California area at Equity's headquarters, and, without Employee's consent, he shall not be transferred outside the greater Los Angeles, California area other than for normal business travel and temporary assignments.

2) DEFINITIONS. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

     "AFFILIATE" shall mean, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or voting equity interests.

     "BOARD" shall mean the Board of Directors of Equity.

     "COMMON STOCK" shall mean the common stock, $.001 par value per share, of Equity.

     "CUSTOMERS" shall mean those customers, other than those engaged in the retail toy and general merchandise business, with whom the Equity Group has done business between the April 24, 1998 and the third anniversary thereof.

     "EMPLOYMENT" shall mean the status of Employee providing services to Equity as a full time employee pursuant to the terms of this Agreement.

     "EMPLOYMENT TERM" shall mean September 1, 1998 through December 31, 2000.

     "EQUITY GROUP" shall mean Equity and its Affiliates.

     "EXPLOIT" shall mean manufacture, advertise, license, market, merchandise, promote, publicize, sell, use, market or distribute, and "EXPLOITATION" shall have a correlative meaning.

     "FOR CAUSE" shall mean, in the context of a basis for termination of Employee's Employment with Equity, that:

     (a) Employee breaches any material obligation, duty or agreement under this Agreement, which breach is not cured or corrected within 15 days of written notice thereof from Equity (except for breaches of Sections 6, 7 or 8 of this Agreement, which cannot be cured and for which the Employee shall have no opportunity to cure); or

     (b) In the reasonable judgment of a Responsible Officer or the Board, Employee is grossly negligent in the course of providing services to Equity, or commits any material act of personal dishonesty, fraud or breach of fiduciary duty or trust; or

     (c) Employee is convicted of, or pleads guilty or NOLO CONTENDERE with respect to, theft, fraud, crime involving moral turpitude, or felony under federal or applicable state law; or

     (d) Employee commits any act or acts of personal conduct that, in the reasonable opinion of a Responsible Officer or the Board, gives rise to a material risk of liability under federal or applicable state law for discrimination or sexual or other forms of harassment or other similar liabilities to a subordinate of Employee; or

     (e) Employee commits continued and repeated substantive violations of specific directions of a Responsible Officer or the Board, which directions are consistent with this Agreement and Employee's position as an executive officer, or continued and repeated substantive failure to perform duties assigned by a Responsible Officer or the Board; PROVIDED, HOWEVER, that no discharge shall be deemed For Cause under this subsection (e) unless Employee first receives written notice from Equity advising him of the specific acts or omissions alleged to constitute violations of written directions or a material failure to perform his duties, and such violations or material failure continue after he shall have had a reasonable opportunity to correct the acts or omissions so complained of; PROVIDED, FURTHER, that Equity need give Employee an opportunity to cure only once.

     "PERSON" shall mean an individual or a partnership, corporation, trust, association, limited liability company, governmental authority or other entity.

     "RESPONSIBLE OFFICER" shall mean the Chief Executive Officer of Equity, (or in the event that there are Co-Chief Executive Officers, one of the Co-Chief Executive Officers of Equity), or the Board.

3. TERM OF EMPLOYMENT. Employee's Employment pursuant to this Agreement shall commence on the Effective Date and shall terminate on the earliest to occur of the following:

     (a)  upon expiration of the Employment Term (the "EXPIRATION DATE");

     (b)  upon the death of Employee;

     (c) upon delivery to Employee of written notice of termination by Equity if Employee shall suffer a physical or mental disability which renders Employee, in the reasonable judgment of a Responsible Officer, unable to perform his duties and obligations under this Agreement for 90 days in any 12-month period;

     (d) upon delivery to Employee of written notice of termination by Equity For Cause; or

     (e) upon delivery to Employee of written notice of termination by Equity without cause (ie. not pursuant to Sections 3(a)-(d) above).

4.   COMPENSATION; EMPLOYEE BENEFIT PLANS.

     (a) BASE SALARY. Equity shall pay to Employee a base salary (the "BASE SALARY") at an annual rate of $275,000 from the Effective Date through the date his Employment is terminated. The Base Salary shall be payable in installments throughout the year in the same manner and at the same times Equity pays base salaries to similar level employees.

     (b)  BONUS.  Employee shall be entitled to bonus compensation as follows:

          (i) During each calendar year of his Employment (including the first partial calendar year) Employee shall be entitled to a bonus if he and/or the Company attains certain goals, described as Business Unit Performance Goals (relating to goals for the business units for which Employee is responsible) and Company Performance Goals (relating to the Company's overall performance) (such goals shall be collectively referred to as the "GOALS"). Of Employee's bonus for 1998, 100% shall be allocated to meeting the Company Performance Goal. Of Employee's bonus for each year other than 1998, 100% shall be allocated to meeting the Business Unit Performance Goal. Goals for each year shall be calculated based on pretax, pre-bonus profits. Employee's bonus for 1998, if any, shall equal the amount which the full-year bonus would have been with respect to such Goal multiplied by a fraction, the numerator of which is the number of days in 1998 during which Employee was employed by the Company, starting with the Effective Date, and the denominator of which is the number of days in 1998.

          (ii) The Company Performance Goal for the first partial calendar year during the term of Employee's Employment (the calendar year ended December 31, 1998), and the amount and calculations of the bonus for such period, are set forth in EXHIBIT A to this Agreement. Prior to the beginning of 1999 and 2000, Employee and a Responsible Officer shall meet to discuss the potential Business Unit Performance Goal for such years. A Responsible Officer shall thereafter establish the Goals for Employee for such years, generally consistent with the overall policies and objectives of the Company and the manner of establishing goals for other executive officers of the Company (excluding the Chief Executive Officer or Officers). The Employee's target bonus for meeting all Goals in a calendar year shall be $110,000 (40% of $275,000), and the maximum bonus for meeting all Goals in a calendar year shall be $220,000 (80% of $275,000).

          (iii) The bonus for any calendar year shall be paid no later than 90 days following the end of such calendar year.

     (c) STOCK OPTION. The Company has concurrently herewith granted to Employee an option to purchase 100,000 shares of the Common Stock of the Company under the Company's Employee Stock Option Plan. The exercise price of such options is the closing market price of the Common Stock on the Effective Date. The grant agreement for such options shall contain provisions providing for accelerated performance vesting.

     (d) REIMBURSEMENT. Employee shall be entitled to reimbursement from Equity for the reasonable costs and expenses which he incurs in connection with the performance of his duties and obligations under this Agreement in a manner consistent with Equity's practices and policies for reimbursements for similar level employees.

     (e) GROUP BENEFIT PLANS. Employee shall be eligible to participate in all of the benefit plans available to similar level employees, including, but not limited to, Equity's group health, dental, life, disability, retirement (including 401(k)) and pension benefit plans, subject to the terms, conditions and limitations contained in the applicable plan documents and insurance policies.

     (f) VACATION. Employee shall be entitled to three weeks paid vacation for each full calendar year during the term of this Agreement and Employee shall have the right to carryover unused vacation to the extent permitted by Equity's policies from time to time in effect.

     (g) DISABILITY BENEFITS. In the event of any disability or illness of Employee, if Employee shall receive payments as a result of such disability or illness under any disability plan maintained by Equity, Equity shall be entitled to deduct the amount of such payments received from Base Salary payable to Employee during the period of such illness and/or disability.

     (h) WITHHOLDING. Equity may deduct from any compensation payable to Employee the minimum amounts sufficient to cover applicable federal, state and/or local income tax withholding, old-age and survivors' and other social security payments, state disability and other insurance premiums and payments.

     (i) AUTOMOBILE ALLOWANCE. Employee shall be entitled to an automobile allowance of $1,200 per month through the date his Employment is terminated. The automobile allowance shall be paid in a manner consistent with the Company's practices and policies therefor.

5.   SEVERANCE COMPENSATION.

     (a) If Employee's Employment is terminated pursuant to Section 3(b) (death) or Section 3(c) (disability), Employee's Base Salary and other benefits shall cease as of the date of termination, and Employee shall be eligible for bonus compensation for the year in which his Employment is terminated as follows: with respect to Business Unit Performance Goals and Company Performance Goals, the bonus shall be determined as if Employee's Employment had not terminated during such calendar year, except that Employee's bonus shall equal the amount which the bonus would have been with respect to each such Goal multiplied by a fraction, the numerator of which is the number of days in such calendar year during which Employee was employed by the Company and the denominator of which is the number of days in such calendar year.

     (b) If Employee's Employment is terminated pursuant to Section 3(a) (by end of the Employment Term) or Section 3(d) (by the Company For Cause), Employee's Base Salary and other benefits shall cease as of the date of termination, and Employee shall not be entitled to any bonus for the calendar year during which his Employment shall be terminated or at any time thereafter; PROVIDED, HOWEVER, that if Employee's Employment is terminated pursuant to Section 3(a) (by the end of the Employment Term), Employee shall be eligible for bonus compensation through the end of the calendar year in which his Employment terminates, subject to proration as set forth in Section 5(a) above, if applicable.

     (c) If Employee's Employment is terminated pursuant to Section 3(e) (by the Company other than For Cause) prior to the Expiration Date, Employee shall be: (i) entitled to continue to receive Base Salary in accordance with
Section 4 of this Agreement through the end of the Employment Term, payable when and in the manner as if Employee's Employment had not terminated; (ii) entitled to receive benefits (other than vacation) under Section 4 of this Agreement until the earlier of the date Employee accepts other Employment or the end of the Employment Term; PROVIDED, HOWEVER, that if insurance benefits do not commence for some grace period following commencement of Employee's new employment, the benefits under this Agreement shall continue until the earlier of the end of such grace period or 90 days from commencement of employment (and Employee agrees to promptly notify the Company of his acceptance of other employment); and (iii) eligible for bonus compensation through the end of the calendar year in which his Employment terminates.
With respect to Business Unit

Performance Goals and Company Performance Goals, the bonus shall be determined as if Employee's Employment had not terminated (without proration).

     (d) If Employee terminates his Employment in breach of this Agreement prior to the end of the Employment Term, Employee shall as of the date of termination cease to be entitled to Base Salary, benefits or bonuses.

     (e) In the event Employee terminates his Employment in breach of this Agreement prior to the Expiration Date or Employee's Employment is terminated pursuant to Section 3(d) (by Equity For Cause), and subject to applicable law and regulations, Equity shall be entitled to offset against any payments due Employee the loss and damage, if any, which shall have been suffered by Equity as a result of such breach or the acts or omissions of Employee giving rise to such termination under Section 3(d). The foregoing shall not be construed to limit any cause of action, claim or other rights which Equity may have against Employee in connection with such acts or omissions.

     (f) Employee acknowledges that Equity has the right to terminate Employee's Employment other than For Cause and that such termination shall not be a breach of this Agreement or any other express or implied agreement between Equity and Employee. Accordingly, in the event of such termination, Employee shall be entitled only to those benefits specifically provided for in this Agreement in the event of such termination, and shall not have any other rights to any compensation or damages from Equity for breach of contract.

     (g) Employee acknowledges that in the event of termination of his Employment for any reason, he shall not be entitled to any severance or other compensation from Equity except as specifically provided in this Section 5. Without limitation on the generality of the foregoing, this Section 5 supersedes any plan or policy of Equity which provides for severance to its employees or Employee, and Employee shall not be entitled to any benefits under any such plan or policy. Notwithstanding the above, this Section 5(g) is not intended to alter or amend the terms of any stock options held by Employee at the time of such termination.

6.   COVENANT NOT TO COMPETE; COVENANT NOT TO SOLICIT.

     (a) During the Employment Term, Employee agrees that he shall not, directly or indirectly, either as an employee, employer, consultant, agent, investor, joint venturer, proprietor, principal, partner, stockholder (except as the holder of less than 1% of the issued and outstanding stock of a publicly held corporation), corporate officer or director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of the Equity Group, as such business is now or hereafter conducted; PROVIDED, HOWEVER, that nothing in this Section 6(a) shall prohibit Employee from devoting some amount of his business time to the business of MEG as provided in Section 1(c) above or shall prohibit MEG from engaging in any manner in the manufacture, distribution, sale or licensing of items set forth on
SCHEDULE 6(a) to this Agreement.

     (b) In consideration of the benefits of the Stock Purchase Agreement and this Agreement to the Employee and in order to induce Equity to enter into the Stock Purchase Agreement and this Agreement, Employee hereby covenants and agrees that from the period commencing on the date Employee's Employment terminates and ending on April 24, 2003, he shall not, and he shall cause his Affiliates not to, directly or indirectly, either as an employee, employer, consultant, agent, investor, joint venturer, proprietor, principal, partner, stockholder (except as the holder of less than 1% of the issued and outstanding stock of a publicly held corporation), corporate officer or director, or in any other individual or representative capacity, engage or participate in any business, in any county identified in SCHEDULE 6(b) to this Agreement, or any other jurisdiction, domestic or foreign, in which the Equity Group has conducted business, related to the manufacture, distribution and/or sale of: (i) figurines, toys, games or collectibles marketed under licenses from athletes, coaches, sports teams, franchises, leagues, players' associations or other governing or representative bodies;
(ii) oversize-headed figurines (related to sports or any other business or entertainment), but not including figurines of characters created and owned by MEG which as originally created and used have large heads; or (iii) any other product which is directly competitive with any other toy, game or collectible manufactured, distributed, sold or licensed by the Equity Group; PROVIDED, HOWEVER, that nothing in this Section 6(b)(iii) shall prohibit Employee or MEG from engaging in any manner in the manufacture, distribution, sale or license of items set forth on SCHEDULE 6(a) to this Agreement or any other product as to which Equity did not exercise its licensing rights under
Section 8(b) of this Agreement, unless Equity did not exercise its licensing rights because such offered product is directly competitive with a pre-existing Equity product.

     (c) During the period commencing on April 24, 1998 and ending on April 24, 2003, Employee will not directly or indirectly, either alone or by action in concert with others: (i) induce or attempt to influence any Employee of any member of the Equity Group to engage in any activity in which Employee is prohibited from engaging by this Section 6 or to terminate his or her Employment with any member of the Equity Group; or (ii) employ or offer Employment to any person who was employed by any member of the Equity Group during the time of Employee's Employment with Equity; or (iii) induce or attempt to induce any customer, supplier, licensee or other business relationship of any member of the Equity Group to cease or reduce its business with any member of the Equity Group, or in any way interfere with the relationship between any such customer, supplier, licensee or business relationship and any member of the Equity Group; or (iv) solicit business from any Customers. Notwithstanding the foregoing, this is not intended to prevent MEG from securing promotions related to its properties.

     (d) Employee acknowledges that given the nature of Equity's business, the covenants contained in this Section 6 contain reasonable limitations as to time, geographical area and scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect and preserve the goodwill of Corinthian and to protect the legitimate business interests of the Equity Group. If, however, this Section 6 is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of its being too extensive in any other respect or for any other reason it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court and in such action.

7. CONFIDENTIALITY. Employee will not at any time (whether during or after his Employment with Equity) disclose or use for his own benefit or purposes or the benefit or purposes of any other Person, other than any member of the Equity Group, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, financial methods, plans, or the business and affairs of the Equity Group generally; PROVIDED, HOWEVER, that the foregoing shall not apply to information which is generally known to the industry or the public or which was independently developed by MEG prior to April 24, 1998, other than as a result of Employee's breach of this covenant. Employee agrees that upon termination of his Employment with Equity for any reason, he will return to Equity immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Equity Group except that he may retain personal notes, notebooks, diaries, rolodexes and addresses and phone numbers. Employee further agrees that he will not retain or use for his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of any member of the Equity Group.

8.   OWNERSHIP AND LICENSE OF INTELLECTUAL PROPERTY.

     (a) Employee, to the extent that he has the legal right to do so, hereby acknowledges that any product, trade secret, invention, improvement, patent, patent application, copyright or writing, and any program, method, process, system or novel technique (whether or not capable of being trademarked, copyrighted or patented), conceived, developed or otherwise obtained by him during the period commencing on April 24, 1998 and ending on the date of termination of this Agreement (the "DEVELOPMENTS") is the property of Equity and hereby assigns and agrees to take all action necessary to assign to Equity any and all of his right, title and interest in and to any and all of such Developments; PROVIDED, HOWEVER, that, in accordance with California Labor Code Sections 2870 and 2872, the provisions of this Section 8(a) shall not apply to any Developments that Employee developed entirely on his own time without using Equity's equipment, supplies, facilities or Proprietary Information, except for those Developments that either:

          (i) relate at the time of conception or reduction to practice of the Development to Equity's business, or actual or demonstrably anticipated research or development of Equity; or

          (ii)  result from any work performed by Employee for Equity.

     (b) Subject to Sections 6 and 8(a) above and Section 8(c) below, Employee agrees that neither he nor any of his Affiliates will Exploit any product, trade secret, invention, improvement, patent, patent application, copyright or writing, and any program, method, process, system or novel technique (whether or not capable of being trademarked, copyrighted or patented), conceived, developed or otherwise obtained by him or his Affiliates during the period commencing on August 1, 1996 and ending April 24, 2001 (the "MATERIAL") (as used in this Section 8(b), Material shall not include any items listed on SCHEDULE 6(a), other than Jockheads), unless the Employee complies with the following terms:

          (i) Employee shall give a written notice (the "NOTICE") to Equity of his intention to Exploit such Material; and

          (ii) Equity shall have the first option to negotiate an exclusive worldwide license for the Material, which license shall have a term of not less than two years (with at least four successive two-year renewal options), provide for a royalty not in excess of 6% of gross sales, and such other terms as are customary for such a license, including a reasonable marketing date, royalty audit provisions and customary and reasonable financial terms, such as royalty advances and/or guarantees to insure Equity's good faith intention to exploit the Material. For the purposes of this Agreement, "gross sales" means gross sales to third parties not Affiliated with the Equity Group at the Equity Group's regular wholesale price, less returns actually credited, quantity discounts actual given and allowance for bad debts.

     If Equity does not give notice of its intent to exercise its rights under this Section 8(b) within 15 days of receipt of the Notice, Employee may Exploit the Material. The provisions of this Section 8(b) shall not be applied to any Material set forth on SCHEDULE 6(a).

     (c) Notwithstanding Section 8(b) above, Employee agrees that any product, trade secret, invention, improvement, patent, patent application, copyright or writing, and any program, method, process, system or novel technique (whether or not capable of being trademarked, copyrighted or patented), conceived, devised, developed, or otherwise obtained by him or his Affiliates, during the period commencing on August 1, 1996 and ending on April 24, 2003, relating to oversize-headed figurines (excluding figurines of characters created and owned by MEG which as originally created and used have large heads), sports-related figurines, sports-related toys, sports-related collectibles or sports-related games shall be and become the property of Equity and Employee agrees to give Equity notice within 10 days following the end of each calendar quarter during the period this Section 8(c) is in effect of his or his Affiliates' conception, invention, authorship, development or acquisition of any such product, trade secret, invention, improvement, patent application, copyright, writing, program, method, process, system or novel technique and to execute such instruments of transfer, assignment, conveyance or confirmation and such other documents, and to do all appropriate lawful acts, as may be requested by Equity to transfer, assign, confirm and perfect in Equity all legally protectable rights in any such product, trade secret, invention, improvement, patent, patent application, copyright, writing, program, method, process, system or novel technique.

9. SPECIFIC PERFORMANCE. Employee acknowledges and agrees that Equity's remedies at law for a breach or threatened breach of any of the provisions of Sections 6, 7 or 8 would be inadequate and, in recognition of this fact, Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, Equity shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

10.  RESOLUTION OF DISPUTES.

     (a) Except as provided in subsection (c) below, any controversy or claim between or among the parties, relating to Employee's Employment with Equity, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in Los Angeles, California, in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The parties shall have the right to review and approve a panel of prospective arbitrators supplied by AAA, but the arbitration shall be conducted by a single arbitrator selected from the approved panel by AAA or by stipulation of the parties. The arbitrator shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. The arbitrator shall be entitled to order specific performance of the obligations imposed by this Agreement. Judgment upon the arbitration award may be entered in any court having jurisdiction.

     (b) All decisions of the arbitrator shall be final, conclusive and binding on all parties and shall not be subject to judicial review. All costs of the arbitration shall be borne by the party which is not the Prevailing Party (as defined in Section 11(h) of this Agreement). If required, each party shall advance 50% of any costs of the arbitration required to be advanced, subject to the right of the Prevailing Party to reimbursement.

     (c) Subsection (a) above does not prohibit a party from seeking and obtaining injunctive relief pending the outcome of arbitration. A party bringing an action for injunctive relief shall not be deemed to have waived its right to demand arbitration of all disputes.

11.  MISCELLANEOUS.

     (a) NOTICES. All notices, requests, demands and other communications given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, addressed to the following addresses:

     (i)  If to Equity, to:

          Equity Marketing, Inc.
          131 S. Rodeo Drive, Suite 300
          Beverly Hills, California 90212-2428
          Attn: Leland P. Smith, Esq.

     (ii) If to Employee, to:

          The address set forth in Equity's payroll records.

          with a copy to :

          Bruce R. Bailey, Esq.
          Bailey and Ross
          1900 Avenue of the Stars, Suite 500
          Los Angeles, California 90067

Any notice, other than a notice sent by registered or certified mail, shall be effective when received; a notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails (or on the seventh day if sent to or from an address outside the United States). Any party may from time to time change its address for further notices hereunder by giving notice to the other party in the manner prescribed in this Section.

     (b) ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are merged herein. No representations, oral or otherwise, express or implied, other than those contained in this Agreement have been relied upon by any party to this Agreement. Notwithstanding the foregoing, Employee acknowledges that Equity has relied on his resume and other documents which may have been provided by Employee, and oral statements regarding Employee's employment history, education and experience, in determining to enter into the Agreement, and material misrepresentations (or omissions) in connection with such documents may constitute the basis of termination For Cause, as contemplated by the definition of For Cause.

     (c) SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     (d) GOVERNING LAW. This Agreement has been made and entered into in the State of California and shall be construed in accordance with the laws of the State of California.

     (e) CAPTIONS. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

     (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     (g) BUSINESS DAY. If the last day permissible for delivery of any notice under any provision of this Agreement, or for the performance of any obligation under this Agreement, shall be other than a business day, such last day for such notice or performance shall be extended to the next following business day; PROVIDED, HOWEVER, under no circumstances shall this provision be construed to extend the date of termination of Employment.

     (h) ATTORNEYS' FEES. If any action, proceeding or arbitration is brought to enforce or interpret any provision of this Agreement, the Prevailing Party shall be entitled to recover as an element of its costs, and not its damages, its reasonable attorneys' fees, costs and expenses. The "PREVAILING PARTY" is the party who would have been entitled to recover its costs under the California Code of Civil Procedure had the action been maintained in the Superior Court of California regardless of whether there is final judgment. A party not entitled to recover its costs may not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

     (i) ADVICE FROM INDEPENDENT COUNSEL. The parties hereto understand that this Agreement is legally binding and may affect such party's rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement to which it is a party and that it is satisfied with its legal counsel and the advice received from it.

     (j) INTERPRETATION. Should any provision of this Agreement require interpretation, it is agreed that any court or arbitrator interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all Parties have participated in the preparation of this Agreement.

     (k) WAIVER OF JURY TRIAL. IF NOTWITHSTANDING THE AGREEMENT THAT ALL DISPUTES BE SUBMITTED TO BINDING ARBITRATION, A DISPUTE IS SUBMITTED TO A COURT, EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS WRITTEN CONSENT TO A TRIAL BY THE COURT.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                              EQUITY MARKETING, INC.


                              /s/ LELAND P. SMITH
                              --------------------------
                              By: Leland P. Smith
                              Its: Senior Vice President, General
                                     Counsel and Secretary


                              EMPLOYEE


                              /s/ Joe Morrison
                              --------------------------
                              Joe Morrison

                                   SCHEDULE 6(a)

                            PRE-EXISTING MEG PROPERTIES

I.    ANIMAL HOSPITAL IN MY POCKET
      PUPPY IN MY POCKET
      KITTY IN MY POCKET
      PONY IN MY POCKET
      TEDDY IN MY POCKET
      SURPRISE IN MY POCKET
      TROLL IN MY POCKET
      DOLLY IN MY POCKET
          And all future GIRLS' IN MY POCKET properties

II.   MONSTER IN MY POCKET
      DINOSAUR IN MY POCKET
      MONSTER WRESTLERS IN MY POCKET
      SUMO WRESTLERS IN MY POCKET
      NINJA WARRIORS IN MY POCKET
      MONSTERMACHINES IN MY POCKET
          And all future BOYS' IN MY POCKET properties

      The IN MY POCKET brand is an on-going micro-collectible line of realistic animal and other figures. Different collections have been marketed as both girls and boys lines over the years. The Brand is currently in its 8th year in the market and has generated over $110,000,000 in wholesale sales to-date. Vivid Imaginations in the UK is the lead Toy Licensee. Irwin markets the line in Canada.

III.  SAMSON

      A male-action toyline/animated television show concept originally sold to Giochi Preziosi in Italy. Giochi Preziosi chose not to proceed and the rights have reverted back to MEG.

IV.   CAT RIDERS/BRUTE FORCE

      A line of anthropomorphic cat/motorcycles and other vehicles and animated television concept. MEG is partnered with Western
      Technologies and The Imagination Factory on the property.

V.    JOCKHEADS

      An animated television show concept of a sports-obsessed typical American family. MEG is partnered with JJM Investments to develop an animated television series. The reference to Jockheads shall be deemed to include any toys, merchandise or licenses of the characters appearing in such show.

VI.   HERO HIGH

      A male-action/television show concept based on the premise that Super Heroes, like Marines, are "made not born." The "best and brightest" high school students from all over the world are chosen to attend an elite special high school in Malibu because they have highly-developed particular skills. They are trained in the secret skills to become Super Heroes by a group of retired Super Hero teachers.

VII.  ONE-MAN ARMY

      A radio-controlled vehicle concept of a half man, half machine who is an unstoppable fighting force.

VIII. S-S-SECRET WEAPONS (SNAKES, SKUNKS & SCORPIONS)

      A line of child size "play" weapons that look like different animals (e.g., a spring-loaded snake "switchblade", etc.).

IX.   CHUBBY PUPPIES (and FAT CATS)

      A line of overstuffed plush animals with a feature of mouths that make different expressions.

X.    MAGIC HAT TEDDIES

      A small-doll line of teddies with accessories that each have working features. The features are air-powered by squeezing the teddies' hat which contains bellows. MEG is partnered with Western
      Technologies on the property.

XI.   MILK'N HONEY TEDDIES

      A micro-collectible line of teddies that live in houses that "transform" from real kitchen items such as tea pots and cereal boxes.

XII.  BAD HAIR DAY PORCUPINES

      A plush line with super soft "quills" that can be made to stand on end using a hardening gel, that can then be combed/washed out.

                                  SCHEDULE 6(b)

                               NON-COMPETE COUNTIES

Alameda County
Apine County
Amador County
Butte County
Calaveras County
Colusa County
Contra Costa County
Del Norte County
El Dorado County
Fresno County
Glenn County
Humboldt County
Imperial County
Inyo County
Kern County
Kings County
Lake County
Lassen County
Los Angeles County
Marin County
Mariposa County
Mendocino County
Merced County
Modoc County
Mono County
Monterey County
Napa County
Nevada County
Orange County
Placer County
Plumas County
Riverside County
Sacramento County
San Benito County
San Bernardino County
San Diego County
San Francisco County
San Joaquin County
San Luis Obispo County
San Mateo County
Santa Barbara County

Santa Clara County
Santa Cruz County
Shasta County
Sierra County
Siskiyou County
Solano County
Sonoma County
Stanislaus County
Sutter County
Tehama County
Trinity County
Tulare County
Tuolumne County
Ventura County
Yolo County
Yuba County